UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Mudrick Capital Acquisition Corporation II

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The Topps Company Announces Strong First Quarter Sales Results

Major League Baseball Reaffirms NFT (Non-Fungible Token) Agreement

New York, June 2, 2021 – The Topps Company, Inc. (“Topps” or “the Company”), a global leader in sports and entertainment collectibles and confections, announced today that total net sales for the first quarter ended April 3, 2021 increased 55% over the same period a year ago to approximately $166.6 million.

“We are very pleased with the strength exhibited by our business during the first quarter,” said Michael Brandstaedter, Chief Executive Officer of The Topps Company. “The strong momentum we experienced last year has continued in 2021, and we are excited about our growth opportunities over the near and long term.”

In addition, Major League Baseball (MLB) and Topps today reaffirmed that their licensing relationship, under which Topps offers a variety of MLB physical and digital products, is unchanged and will continue to include Topps Major League Baseball NFT (non-fungible token) trading card products.

“Topps is one of our oldest and most important MLB licensees and we look forward to continuing to work with them to bring new MLB-licensed trading card products in physical, digital and NFT forms to market,” said Noah Garden, Chief Revenue Officer of Major League Baseball. “We were very excited by Topps’ first MLB NFT launch — 2021 Topps Series 1 – and we look forward to additional successful launches in the future.”

On May 12, 2021, Mudrick Capital Acquisition Corporation II (“MUDS”) (NASDAQ: MUDS), a publicly-traded special purpose acquisition company, filed its preliminary proxy in connection with its proposed business combination with The Topps Company. Topps expects to report full first quarter 2021 results concurrent with the filing of the first amendment to the proxy by MUDS. Upon closing of the transaction, the combined company will be named Topps and will be listed on NASDAQ under the new ticker symbol “TOPP.”

About The Topps Company

Founded in 1938, The Topps Company, Inc. is a global consumer products company that entertains and delights consumers through a diversified, engaging, multi-platform product portfolio that includes physical and digital collectibles, trading cards, trading card games, sticker and album collections, memorabilia, curated experiential events, gift cards and novelty confections. Topps Physical Sports & Entertainment products include Major League Baseball, Major League Soccer, UEFA Champions League, Bundesliga, National Hockey League, Formula 1, Star Wars, WWE, Wacky Packages®, Garbage Pail Kids®, Mars Attacks® and more. Topps Digital Sports & Entertainment has connected with people around the world who have downloaded our apps including Topps® BUNT®, TOPPS® KICK®, Star Wars™: Card Trader by Topps®, Topps® WWE SLAM™, Topps® NHL SKATE™, Marvel Collect! by Topps® and Disney Collect! by Topps®. Topps Digital Services is a leading processor, distributor and program manager of prepaid gift cards and provider of cloud-based financial services and white label e-gift solutions for widely recognized digital businesses that include Airbnb, Deliveroo, DoorDash, Hulu, Instacart, Netflix, Nike, Twitch and Uber. Topps Confections, Bazooka Candy Brands, produces, markets and distributes confections brands including Ring Pop®, Push Pop®, Baby Bottle Pop®, Juicy Drop®, Finders Keepers®, and Bazooka® bubble gum. For additional information visit topps.com, play.toppsapps.com, toppsdigitalservices.com, Candymania.com, investors.thetoppscompany.com.

About The Tornante Company

The Tornante Company, LLC is a privately held investment firm founded and owned by former Walt Disney Company CEO Michael Eisner. Tornante invests in, acquires, and operates media and entertainment companies. The company owns Topps and Portsmouth Football Club, of the English Football League, and has created critically acclaimed series such as Undone for Amazon Studios, BoJack Horseman and Tuca and Bertie for Netflix, and NOS4A2, an AMC Original Series.

About Mudrick Capital Acquisition Corporation II

MUDS is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The company is led by Chief Executive Officer and Chairman of the Board of Directors, Jason Mudrick, Chief Financial Officer, Glenn Springer, Vice President, Victor Danh and Vice President, David Kirsch. Its sponsor is an affiliate of Mudrick Capital Management, L.P., which currently manages approximately $3.5 billion with a specialty in event-driven and special situation investing in public and private companies in North America. Additional information regarding MUDS may be found at: www.MudrickCapitalAcquisitionCorp.com.

Cautionary Language Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements may include estimated financial information, including with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of MUDS, Topps or the combined company after completion of the proposed business combination, and are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could result in the proposed business combination not being completed at all or on the expected timeline, including as a result of the termination of the definitive documentation with respect to the proposed business combination or the failure to obtain approval of MUDS’ stockholders or other conditions to closing in the definitive documentation with respect to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against MUDS or Topps or any of their respective directors or officers, following the announcement of the proposed business combination; (3) the ability to meet applicable NASDAQ listing standards; (4) the risk that the proposed business combination disrupts current plans and operations of Topps’ business as a result of the announcement and consummation of the proposed business combination; (5) the inability to complete the private placement; (6) changes in domestic and foreign business, market, financial, political and legal conditions; (7) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the impact of the global COVID-19 pandemic on any of the foregoing risks; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by MUDS. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MUDS and Topps undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this press release speak as of the date of its filing. Although MUDS may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Additional Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination involving MUDS and Topps, MUDS filed a preliminary proxy statement with the SEC on May 12, 2021 relating to the proposed business combination. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed business combination. MUDS’ stockholders and other interested persons are advised to read, the preliminary proxy statement, any amendments thereto, and, when available, the definitive proxy statement and any other documents filed, in connection with MUDS’ solicitation of proxies for its special meeting of stockholders to be held to approve the proposed business combination and other matters, as these materials will contain important information about MUDS, Topps and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of MUDS as of the record date to be established for voting on the proposed business combination. Stockholders of MUDS will also be able to obtain copies of the proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by MUDS may be obtained free of charge from MUDS by directing a request to: Mudrick Capital Acquisition Corporation II, 527 Madison Avenue, Sixth Floor, New York, New York 10022.

Participants in the Solicitation

MUDS, Topps and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from MUDS’ stockholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of MUDS’ stockholders in connection with the proposed business combination will be set forth in MUDS’ proxy statement when it is filed with the SEC. You can find more information about MUDS’ directors and executive officers in MUDS’ Amendment No. 2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on May 10, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in MUDS’ preliminary and definitive proxy statement when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

Investor Contact

Tom Filandro and Brendon Frey, ICR, Inc.

ToppsIR@icrinc.com

Media Contact

Topps

Keil Decker, ICR, Inc.

ToppsPR@icrinc.com

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